EXHIBIT 99.1
ANALOG DEVICES NAMES DAVID A. ZINSNER
VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
NORWOOD, Mass.—December 3, 2008 Analog Devices, Inc. (NYSE: ADI), a global leader in high-performance semiconductors for signal processing applications, today announced that David A. Zinsner has been appointed vice president of finance and chief financial officer, effective January 12, 2009. Mr. Zinsner will succeed Joseph E. McDonough, who will retire after serving as ADI’s chief financial officer since 1991, in accordance with his previously announced intentions. Mr. McDonough will continue to be employed by the Company as an executive advisor until December 31, 2009 in order to ensure a successful transition and complete ongoing special projects.
Mr. Zinsner joins ADI from Intersil Corporation where he served as senior vice president and chief financial officer since 2005. Prior to his promotion to CFO, he was corporate controller and treasurer. During his nine-year tenure at Intersil, Mr. Zinsner held various positions of increasing responsibility spanning the areas of accounting, finance, investor relations and treasury, as well as strategic planning, corporate M&A, and information technology. Earlier in his career, he was employed in international finance and treasury management positions at Harris Corporation, MCI Communications, and Mellon Financial Corporation. Mr. Zinsner holds a Bachelor of Science degree in Industrial Management from Carnegie Mellon University, and a Master of Business Administration degree from the Owen Graduate School of Management at Vanderbilt University.
“We are extremely pleased to have Dave join our executive team,” said Jerald G. Fishman, ADI president and CEO. “His knowledge of the semiconductor industry, combined with his broad-ranging financial expertise will be instrumental as we drive towards ADI’s long-term objectives for growth and profitability.”
Mr. Fishman continued, “We thank Joe for his contributions to ADI over the past 25 years, which will endure far beyond his retirement. He is a valued business partner and friend whose strategic vision, dedication to continuous improvement, and strong integrity are woven into the fabric of ADI. Under Dave’s leadership, we look forward to leveraging this foundation of discipline and operational excellence as we strive to maximize value for our shareholders and customers.”
In a separate press release, ADI also today announced that Seamus Brennan has been promoted to vice president, corporate controller, and chief accounting officer, reporting to the CFO, effective December 8, 2008. (See press release, “Analog Devices Promotes Seamus Brennan to Vice President, Corporate Controller, and Chief Accounting Officer”.).
About Analog Devices
Innovation, performance, and excellence are the cultural pillars on which Analog Devices has built one of the longest standing, highest growth companies within the technology sector. Acknowledged industry-wide as the world leader in data conversion and signal conditioning technology, Analog Devices serves over 60,000 customers, representing virtually all types of electronic equipment. Celebrating over 40 years as a leading global manufacturer of high-performance integrated circuits used in analog and digital signal processing applications, Analog Devices is headquartered in Norwood, Massachusetts, with design and manufacturing facilities throughout the world. Analog Devices’ common stock is listed on the New York Stock Exchange under the ticker “ADI” and is included in the S&P 500 Index.
This release may be deemed to contain forward-looking statements which include, among other things, our statements regarding expected operating performance, growth strategy, organizational leadership and management transition that are based on our current expectations, beliefs, assumptions, estimates, forecasts, and projections which are subject to change. The statements contained in this release are not guarantees of future performance, are inherently uncertain, and involve certain risks, uncertainties, and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed in such forward-looking statements, and such statements should not be relied upon as representing Analog Devices’ expectations or beliefs as of any date subsequent to the date of this press release. We do not undertake any obligation to update forward-looking statements made by us. Important factors that may affect future operating results are described in the risk factors section our most recent filings with the Securities and Exchange Commission.
Analog Devices and the Analog Devices logo are registered trademarks or trademarks of Analog Devices, Inc. All other trademarks mentioned in this document are the property of their respective owners. The use of the word partner does not imply a partnership relationship between Analog Devices and any other company.
Contact:
Mindy Kohl, Director of Investor Relations, Analog Devices, Inc.
781-461-3282 (phone); 781-461-3491 (fax); investor.relations@analog.com (email).